Exhibit 10.7

Media Advertising Agreement

This Agreement (the “Agreement”) is made this March 16, 2016 (the “Execution Date”), by and between Al & J Media INC. Located at 48 Wall Street, 11th Floor, New York, New York 10005 hereinafter sometimes referred to as Consultant and Protea Biosciences Group, Inc. located at 1311 Pineview Drive, Suite 501, Morgantown, WV 26505 hereinafter sometimes referred to as the Company.

WHEREAS, Consultant is a media company which specializes in assisting companies identify the proper media outlets which allow companies to disseminate information about their business plan. Al & J Media INC. does not and will not promote said company. The Consultant is strictly a media agent for advertising.

WHEREAS, the Company, its subsidiaries, affiliates, directors, representatives and clients, collectively referred to as the Company, desires to have Consultant identify and arrange meeting(s) with advertising sources for Protea Biosciences Group, Inc.

WHEREAS, the Company desires to retain Consultant for the purposes of consulting with the Company for potential sources of media in addition to making strategic advertising introductions.

WHEREAS, Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1.          ENGAGEMENT: Consulting services (the “Services”) consist of the following: Consultant will introduce the Company to potential sources of media, marketing agreement(s) and/or other strategic alliances which may benefit the Company in the performance of implementing its business plan(s), including but not limited to radio and television media spots; various media publications; and internet podcasts. [Insert more detail re services.]

Consultant shall not dissemination or provide to others information about the Company not provided to it by the Company, or in a manner not authorized by the Company, in writing.

2.          TERM; TIME OF PERFORMANCE: The Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue until completion, which is generally expected to (90) ninety days.

This Agreement may be terminated by either Party by providing the other Party a written notice of termination not less than fifteen (15) days prior to the effective date of the termination of this Agreement; provided, that the Company may terminate this Agreement immediately by written notice to Consultant upon any breach by Consultant of the terms of this Agreement or gross negligence, willful misconduct or illegal act by Consultant. In the event of termination of this Agreement, the Consultant shall be entitled to retain the restricted stock it has received as compensation under this Agreement, but any cash payments described in Section 3 below that are not then due shall not thereafter be due to the Consultant.

3.          COMPENSATION TO BE PAID BY THE COMPANY: The Company agrees to pay a fee to Consultant for the Services described herein and pay for work performed on behalf of the Company in the form of cash and/or common stock as agreed by the parties. Said fees are payable as follows:

i. $29,000 due in cash upon execution of this Agreement (the “Execution Date”),

ii. $28,000 due in cash 30 days from the Execution Date,

iii. $28,000 due in cash 60 days from the Execution Date,

iv. 300,000 restricted shares of PRGB common stock of which 150,000 shares are due at Execution Date and 150,000 shares are due 30 days from the Execution Date (the “Restricted Shares”),

All cash payments shall be made by wire transfer as follows:

Account Name: Al & J Media, Inc.

TD Bank, 535 Columbus Ave., New York, NY 10024

ABA No. 026013673

Account No.: 4315085393

Consultant acknowledges that the Restricted Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly are “restricted securities” within the meaning of Rule 144 under the Securities Act. As such, the Restricted Shares may not be sold, pledged or otherwise transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act. Consultant agrees that during the term of this Agreement, it will not sell or transfer any of the Restricted Shares, registered or unregistered, issued to it by the Company hereunder, except to the Company; nor will it pledge or assign such Restricted Shares as collateral or as security for the performance of any obligation, or for any other purpose. The Company was formerly a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 144(i), securities issued by a former shell company (such as the Restricted Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 unless at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Restricted Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

4.          Independent Contractor; RELATIONSHIP AMONG THE PARTIES

The Company and the Consultant expressly acknowledge and agree that the Consultant is an independent contractor to the Company, and this Agreement does not create, and will not be deemed to create, a partnership, joint enterprise, agency, employer-employee or master-servant relationship between the parties. The Consultant agrees that during the term of this Agreement none of the Consultant’s officers, employees or agents shall hold himself out as an employee of the Company. The Consultant acknowledges that neither the Consultant nor any of its officers, employees or agents is entitled to workers compensation or any other benefit or insurance protection provided by the Company or its affiliates to their employees. The Consultant will make all filings with local, state and federal taxing authorities required of it and make all payments required by such taxing authorities, including income tax and social security tax payments, required on the payments made to the Consultant by the Company hereunder. If the Company determines that taxes should be withheld, the Company reserves the right to withhold, as appropriate, and will give prior written notification of such decision to the Consultant.

The Consultant acknowledges and agrees that it is not authorized to, shall not, and shall not represent or imply that it has authority to, bind or obligate the Company in any way nor, without express prior written authorization of the Chief Executive Officer of the Company or his designee, negotiate the terms or conditions of any agreement on behalf of the Company, whether relating to the Services or otherwise.

5.          NO ASSIGNMENT OR DELEGATION WITHOUT PRIOR APPROVAL

No portion of this Agreement or any of its provisions may be assigned, nor obligations delegated to any other person without the prior written consent of the Parties, except by operation of law or as otherwise set forth in this Agreement.

6.          REPRESENTATIONS AND WARRANTIES OF THE CONSULTANT

a.	The Consultant has the requisite corporate power and authority to enter into this Agreement and perform the Services. This Agreement is enforceable against the Consultant in accordance with its terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

b.	Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Restricted Shares, and any additional information that the Consultant has requested.

c.	(b) The Consultants have experience in investments in restricted and publicly traded securities, and the Consultant has experience in investments in speculative securities and other investments that involve the risk of loss of investment. The Consultant acknowledges that (i) an investment in the Restricted Shares is speculative and involves the risk of loss and (ii) there can be no assurance that an active trading market for the Company’s common stock will exist at the time of a proposed sale of the Restricted Shares. The Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and the Consultant can afford the risk of loss of its entire investment in the Restricted Shares. The Consultant is an accredited investor, as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

d.	Consultant is acquiring the Restricted Shares for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

e.	Consultant is not required to maintain any licenses and registrations under any federal, state or foreign statutes or regulations necessary to perform the services set forth herein. To the best of Consultant’s knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant

f.	To the best of Consultant’s knowledge, Consultant and their officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of federal or state securities laws, rules or regulations.

g.	Consultant is are not a securities broker or dealer or a registered investment advisor and agrees that it will not hold otself out on behalf of the Company as such.

7.          LIMITATION OF LIABILITY: If Consultant fails to perform its duties under the Agreement, its entire liability to the Company shall not exceed the amount of compensation Consultant has received from the Company. The company’s entire liability under this contract shall not exceed the payment in cash.

8.          CONFIDENTIALITY/NONDISCLOSURE/NON-CIRCUMVENTION:

The Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Term, the Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques, documents, materials, information, content and news sources and/or leads, plans, formulas, customer and content supplier lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, content strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). The Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that he will not, unless expressly authorized in writing by the Company, at any time during the Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. The Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into the Consultant’s possession during the Term shall remain the property of the Company. Except as required in the performance of the Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, the Consultant shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

9.          NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail, or national overnight courier services. Notices will be deemed given upon the earlier of the actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Consultant at:

Al & J Media INC.

48 Wall Street, 11th Floor

New York, NY 10005

Notices shall be addressed to Company at:

Protea Biosciences Group, Inc

1311 Pineview Drive, Suite 501

Morgantown, WV 26505

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to giving such notice.

10.          SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision, to the extent invalid, illegal or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect other provisions hereof, and the Agreement shall be construed as if such provision had been contained herein.

11.         Counterparts and Facsimile Signature

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party to this Agreement shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

12.          MISCELLANEOUS:

i. Governing Law: This Agreement shall be governed by the laws of the State of West Virginia without giving effect to any choice or conflict of law provision or rule (whether of the State of West Virginia or any other jurisdiction) that would cause the application of laws of any other jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the courts of the State of West Virginia sitting in Monongalia County and the United States District Court for the Northern District of West Virginia, Clarksburg Division, and any state or appellate court therefrom, in connection with any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agrees not to commence any such lawsuit, action or other proceeding except in such courts. The Company and the Consultant further agree that service of any process, summons, notice or document by mail, return receipt requested, to the address of such party set forth above shall be effective service of process for any lawsuit, action or other proceeding brought against such party in any such court. The Company and the Consultant hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding arising out of or relating to this Agreement in the courts set forth above, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.;

ii. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

iii. Currency: In all instances, references to dollars shall be deemed to be United States dollars;

iv. Multiple Counterparts: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original. It shall be necessary that each part execute each counterpart.

v. Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

Entire Agreement. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

Executed as a sealed instrument as of the day and year first above written.

Al & J Media INC.

By:	/s/ Alexander Antonopoulos
Alexander Antonopoulos, Duly Authorized Signatory

Protea Biosciences Group, Inc

By:	/s/ Stephen Turner
Mr. Stephen Turner, Chief Executive Officer